UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 16, 2013
Date of Report (Date of earliest event reported)

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other events

Agenus Inc. today announced results published from a Phase 2 study demonstrated that more than 90% of the patients treated with Prophage Series G-200 were alive at six months after surgery and 30% were alive at twelve months.  Additionally, the median overall survival was approximately eleven months. This compares favorably to the expected median survival for recurrent Glioblastoma multiforme (“GBM”) patients of three to nine months. The primary objective of this multi-center, single arm Phase 2 trial was to assess the survival rate at six months.

The data was published in a manuscript in Neuro-Oncology, the official journal of the Society of Neuro-Oncology. GBM is the most common and most aggressive form of primary brain cancer.  Despite approved therapy patients with GBM face a poor prognosis. Prophage Series vaccines are currently being studied in both newly diagnosed and recurrent GBM.

The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

99.1     Press Release dated December 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date:	December 16, 2013	By:	/s/ Garo H. Armen

Garo H. Armen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 16, 2013